UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  ______________________
FORM 8-K
 ______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 13, 2013 (November 8, 2013)
Date of Report (date of earliest event reported)
 ______________________
TRANSCEPT PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

 ______________________

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1003 W. Cutting Blvd., Suite #110
Point Richmond, California 94804
(Address of principal executive offices)

(510) 215-3500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
  ______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated with Exit or Disposal Activities.
On November 13, 2013, Transcept Pharmaceuticals, Inc. (“Transcept” or the “Company”) announced plans to reduce expenses by implementing an approximately 43% reduction in the Company’s workforce, or 6 people, and restructuring its Board of Directors.
The reduction in workforce plan is intended to reduce the Company’s operating costs in connection with the implementation of the Company’s strategic initiatives. The Company expects to substantially complete the reduction plan during the fourth quarter of 2013, with certain employees retained through a transition into early 2014. In connection with the workforce reduction, the Board of Directors of the Company (the “Board”) approved the acceleration of vesting of options held by employees subject to the workforce reduction by one year from each employee’s effective termination date. In addition, affected employees have been offered the right to exercise their vested options for a period of one year after their effective termination date.
The Company expects to recognize restructuring charges in connection with the workforce reduction plan with respect to severance payments, benefits continuation as well as stock compensation charges associated with the modification of certain stock options (“stock option charges”). Severance and benefit continuation charges are estimated to be approximately $0.5 million and are expected to be recognized primarily in the fourth quarter of 2013, with the majority of such charges anticipated to be paid in the fourth quarter of 2013 and the first half of 2014. The Company currently cannot determine estimated stock option charges, but expects to file an amendment to this Current Report on Form 8-K within four business days of making such determination. The Company expects the organizational change will reduce current annualized payroll and benefit expenses by approximately $0.9 million.
Forward-Looking Statements Disclaimer
The disclosure contained in this Item 2.05 contains forward-looking statements concerning the expected charges and costs associated with the reduction in workforce as well as the Company’s strategic initiatives plans. These forward-looking statements involve risks and uncertainties. Facts that could cause actual results to differ materially from the statements included in this Item 2.05 disclosure include difficulties encountered in implementing the planned workforce reductions such as litigation or other claims arising out of the reduction. Further information on potential factors that could affect the Company’s future financial results are included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Company’s strategic initiatives, the Company has implemented certain cost reductions and other strategic measures, including the following:
Resignation of Thomas P. Soloway
In connection with the reduction of the Company’s workforce as described above, on November 13, 2013, Thomas P. Soloway, Executive Vice President and Chief Operating Officer, notified the Company of his resignation from such position, effective December 31, 2013. The Company has entered into a consulting agreement with Mr. Soloway under which the Company shall pay Mr. Soloway a monthly retainer of $12,000 for 4 months after Mr. Soloway’s effective date of resignation for certain consulting and transitional services.

Restructuring of Board Chairmanship

On November 8, 2013, G. Kirk Raab notified the Company of his resignation as Chairman of the Board, and the Board subsequently appointed Glenn A. Oclassen, President and Chief Executive Officer, as Chairman of the Board, in each case effective December 31, 2013. The Board further appointed Mr. Raab as Lead Independent

Director, effective upon his resignation as Chairman of the Board. Mr. Raab shall continue to serve as a director of the Company and a member of the Audit and Compensation Committees of the Board. Due to his resignation as Chairman of the Board, Mr. Raab’s annual cash compensation shall decrease by $150,000, offset by $10,000 for his service as Lead Independent Director. Mr. Oclassen will continue to serve as the Company’s President and Chief Executive Officer, and will not receive compensation for his service as Chairman of the Board.
Resignation of Christopher B. Ehrlich
On November 8, 2013, Christopher B. Ehrlich notified the Company of his resignation as a director of the Company, effective December 31, 2013.
Modifications to Certain Amended and Restated Change of Control and Severance Benefit Agreements
On November 13, 2013, the Company agreed to amend its Amended and Restated Change of Control and Severance Benefits Agreements with each of Glenn A. Oclassen and Leone D. Patterson (each, a “Severance Agreement”) as set forth below:

In the event of a Change of Control (as defined in the applicable Severance Agreement) that results in either a termination without Cause or the executive's resignation for Good Reason (in each case, as defined in the Severance Agreement) within one year following such Change of Control and subject to the executive signing and not revoking a release in favor of the Company within 60 days following the executive's termination date, in addition to existing benefits thereunder, the executive will be entitled to:

(a)	a lump sum payment equal to a factor of the executive's then-effective base salary (12 months for Mr. Oclassen; 18 months for Ms. Patterson); and

(b)	continuation of Company-sponsored employee benefits payable by the Company (12 months for Mr. Oclassen; 18 months for Ms. Patterson).
The foregoing descriptions of the material terms of the amendments to the Amended and Restated Change of Control and Severance Benefits Agreements with Mr. Oclassen and Ms. Patterson are qualified in their entirety by the terms of such agreements to be filed as exhibits to the Company's Annual Report on Form 10-K for the year ending December 31, 2013 and are incorporated by reference herein.

Item 8.01.    Other Events.

On November 13, 2013, the Company issued a press release regarding its plans to reduce expenses. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

The following Exhibit is filed as part of this Current Report on Form 8-K.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated November 13, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: November 13, 2013

	By:	/s/ Leone D. Patterson
	Name:	Leone D. Patterson
	Title:	Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 13, 2013.